UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2014 (March 26, 2013)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 26, 2014, WEX Inc. (the “Company”) and Michael Dubyak entered into an amendment (the “Amendment”) of the previously disclosed Transition Agreement (the “Agreement”), dated as of April 29, 2013, between the parties. The Transition Agreement was entered into in April 2013 as part of the Company’s sucession planning process pursuant to which Melissa D. Smith became the Company’s CEO on January 1, 2014.
The Amendment provides that, upon ceasing to be an employee of the Company on December 30, 2014, Mr. Dubyak will continue to serve as Chairman of the Company’s Board of Directors with the non-officer title of “Executive Chairman” until March 31, 2015. During such three-month period, he will continue to assist in the Company’s management transition and will be paid approximately $49,000 per month. On March 31, 2015, Mr. Dubyak will resign from the Board of Directors (unless the Board and he mutually agree otherwise).
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 99.1, and to the Agreement, a copy of which was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 1, 2013, each of which is incorporated by reference herein in its entirety.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Amendment to Transition Agreement by and between the Company and Michael E. Dubyak, dated March 26, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.
Date:	April 1, 2014	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

WEX INC.
CURRENT REPORT ON FORM 8-K
Report Dated May 1, 2013
EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Transition Agreement by and between the Company and Michael E. Dubyak, dated March 26, 2014